                                   EXHIBIT A

                   REPORTING PERSONS AND BENEFICIAL OWNERSHIP

                             Address of
                             Principal
                              Business                     Amount
          Name of            Office or                 Beneficially    Percent               Number of Shares as
       Person Filing         Residence    Citizenship     Owned       of Class             to Which Such Person Has
---------------------------  ----------   -----------  ------------   --------   ------------------------------------------------
                                                                                    Sole      Shared    Sole Power    Shared Power
                                                                                  Power to   Power to   Dispose or     to Dispose
                                                                                  Vote or     Vote or    to Direct    or to Direct
                                                                                     to         to          the            the
                                                                                   Direct     Direct    Disposition   Disposition
                                                                                    Vote       Vote          of            of
                                                                                  ---------  --------   -----------   ------------

Thompson Financial, Ltd.     Not               Not                 0         0           0          0             0              0
                             applicable    applicable
                             (dissolved)

Fred D. Thompson             401 Hazelwood     USA           654,444     25.01%    177,902    476,542       177,902        476,542
                             Fort Worth,
                             TX 76107
                             (Residence)

Estate of Alice Rhea         777 W.            Not                 0         0           0          0             0              0
Thompson                     Rosedale      applicable
                             Fort Worth,
                             TX 76104

Frederick Dickson Thompson,  777 W.            USA            34,073      1.30%     32,876      1,197        32,876          1,197
Jr.                          Rosedale
                             Fort Worth,
                             TX 76104

John Andrew Thompson         777 W.            USA           162,467      6.18%     93,091     69,376        93,091         69,376
                             Rosedale
                             Fort Worth,
                             TX 76104

Cleaves Rhea Thompson        P.O. Box 9557     USA            35,710      1.36%     32,601      3,109        32,601          3,109
                             Fort Worth,
                             TX 76147

                              Page 12 of 12 Pages